UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 18, 2013 (October 18, 2013)

CHINA HOUSING & LAND DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51429	20-1334845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1008 Liuxue Road, Baqiao District

 Xi’an, Shaanxi Province

 China 710038

(Address of principal executive offices) (zip code)

86-029-82582632

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CPR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the, Exchange Act (17 CFR240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information from Item 4.02 below is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company (as defined below) whether made before or after the date of this report, regardless of any general incorporation language in such filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

During the review of the 2011 annual report and subsequent filings of China Housing & Land Development, Inc. (the “Company”), the staff of the U.S. Securities and Exchange Commission (the “SEC”) initiated discussions and comments with the Company regarding, among other things, the Company’s measurement of the liability related to mandatorily redeemable non-controlling interests in subsidiaries using the effective interest method based on an effective interest rate of 45% (the “Interest Rate”). Specifically, the SEC stated that while there were certain unobservable inputs used by the Company to calculate the Interest Rate, the Company did not have sufficient observable inputs, as contemplated by the applicable regulations, to support the use of the Interest Rate. As a result of the comment process, the Company determined that the observable inputs and other relevant data support the use of an interest rate of 5.85% (the “Revised Interest Rate”).

On October 18, 2013, upon the recommendation of the Audit Committee (“Audit Committee”) of the Board of Directors (the “Board”) of the Company, the Board determined that the Company should use the Revised Interest Rate rather than the Interest Rate and that the relevant calculations should be made using the Revised Interest Rate.

Upon recommendation from the Audit Committee, the Board further determined the use of the Interest Rate in preparing the Company’s financial statements resulted in certain material inaccuracies in (i) the Company’s audited consolidated financial statements for the years ended December 31, 2012, 2011 and 2010, as provided in the Company’s Form 10-K filed on April 1, 2013 (the “2012 Form 10-K”), (ii) the Company’s unaudited interim condensed consolidated financial statements for the three months ended March 31, 2013 and 2012, as contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2013 (the “2013 First Quarter Quarterly Report”) and (iii) the Company’s unaudited interim condensed consolidated financial statements for the three months and six months ended June 30, 2013 and 2012, as contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2013 (the “2013 Second Quarter Quarterly Report”). As such, the Board has determined that the financials provided in the 2012 Form 10-K, the 2013 First Quarter Quarterly Report and the 2013 Second Quarter Quarterly Report (collectively, the “Financials”) should not be relied upon.

The Company will file Amendments to its 2012 Form 10-K, the 2013 First Quarter Quarterly Report, and the 2013 Second Quarter Quarterly Report, to restate the Financials using the Revised Interest Rate (the “Restatement”). The Board’s determination to restate the Financials was announced in a press release on October 18, 2013, which is attached as an exhibit to this Form 8-K.

The Company is working on the Restatement and the following is information concerning the Restatement:

1.	It is expected that the one-time charge to retained earnings and mandatory redeemable non-controlling interest in subsidiaries in 2010 will be increased by approximately $33 million. The charge to retained earnings is a capital transaction and it is expected that the charge will only impact other comprehensive income and not net income.

2.	It is expected that 2010 earnings per share will be reduced significantly (and reflect a loss per share) and that there will be an increase to earnings per share in the 2011 and 2012 fiscal years, and the first and second fiscal quarters of 2013.

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3.	It is expected that the accretion interest capitalized in project costs will be reduced, which is expected to result in an overall reduction in cost of sales in future periods and should improve overall future net income and earnings per share.

4.	As of December 31, 2012, the liability payable to Prax Capital, which is, in part, the subject of the Restatement, had already been fully paid off.

5.	The Restatement is not expected to have an impact on net cash flow.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Item 4.02(a) with both MNP LLP, which is currently the Company’s independent registered public accounting firm, and MSCM LLP (merged with MNP LLP in 2013), which was the Company’s independent registered public accounting firm at the time of the filing of the 2012 Form 10-K and the 2013 First Quarter Quarterly Report.

This Current Report on Form 8-K contains certain forward-looking information and statements. All statements in this Current Report on Form 8-K that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. A number of factors could cause differences including developments that have a negative effect on earnings. Additional factors are cited in the “Risk Factors,” “Legal Proceedings” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of, and elsewhere, in our SEC filings, copies of which may be obtained from the SEC’s website, www.sec.gov, or by contacting the investor relations department of the Company via its website, www.chldinc.com. Many of the factors that will determine the outcome of the subject matter of this Current Report on Form 8-K, are beyond the Company’s ability to control or predict. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 18, 2013 furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2013	CHINA HOUSING & LAND DEVELOPMENT, INC.

	By:	/s/ Cangsang Huang
Name: Cangsang Huang
Title: Chief Financial Officer

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